EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Acura Pharmaceuticals, Inc.
Palatine, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-133172, 333-123615, 333-63288, and 33-98356) of our report dated March 13, 2007 relating to the consolidated financial statements of Acura Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Chicago, Illinois	/s/ BDO Seidman, LLP
March 13, 2007